                                 AMENDED AND RESTATED
                                   REGISTRATION AND
                             PREEMPTIVE RIGHTS AGREEMENT


    THIS AGREEMENT is entered into as of the 24th day of May, 1995, among Coleman Natural Holdings Corp., a Delaware corporation (the "Company"), Melvin Coleman, Sr. ("Coleman"), and the persons named in SCHEDULE 1 (the "Investors"), including Lee N. Arst ("Arst").


                                      RECITALS:


         A. The Company (or its predecessor by merger, Coleman Natural Meats, Inc.) and certain of the Investors entered into that certain Registration and Preemptive Rights Agreement dated November 21, 1990, and amended as of June 28, 1991, June 26, 1992, October 18, 1993 and May 12, 1994 (the "Original
Agreement").

         B. Arst has agreed to purchase 35,876 shares of the Company's Common Stock pursuant to the terms of the Series A Preferred Stock and Common Stock Purchase Agreement dated November 21, 1990 and amended as of June 28, 1991, June 26, 1992, October 18, 1993, May 12, 1994 and of even date herewith (the "Purchase Agreement") and has been granted an option to purchase 35,876 shares of the Company's Common Stock pursuant to the Company's Stock Option Plan.

         C. In consideration of Arst purchasing such shares of Common Stock, including shares which may be issued upon exercise of such option, the Company, Coleman and each of the Investors desire to set forth in this Agreement all of the registration rights and preemptive rights of the Investors and Coleman with respect to the Common Stock of the Company held by them, issued or issuable upon exercise of certain warrants held by the Investors, issued or issuable upon exercise of certain options held by or granted in the future to Coleman and/or certain of the Investors.

         NOW, THEREFORE, the parties agree as follows:

         1. PREEMPTIVE RIGHTS. Neither the Company nor any subsidiary of the Company ("Subsidiary") shall authorize, issue, or sell any shares of capital stock or equity securities or other right or claim upon earnings of the Company or such Subsidiary of any kind or class, other than the issuance of Common Stock in lieu of payment of required cash dividends on the Series A Preferred Stock ("Capital Stock"), except as follows:

              1.1 Each time the Company or a Subsidiary proposes to issue shares of its Capital Stock for cash other than pursuant to a registration statement under the 1933 Act with respect to an underwritten public offering of securities, the Company or Subsidiary shall first offer such shares to the Investors and to Coleman in accordance with this Section 1.1; provided, however, that this Section 1.1 shall not be applicable to the issuance of Capital Stock
(i) in connection with a merger or consolidation of the Company, (ii) pursuant to an incentive stock option or bonus plan for the Company's officers, directors, employees, or consultants which has been approved by the Company's board of directors, (iii) upon exercise of the warrants to purchase an aggregate of 28,540 shares of Common Stock dated October 13, 1993 and expiring on November 21, 1996 (the "November Warrants"), (iv) upon exercise of the Warrants to purchase an aggregate of 28,937 shares of Common Stock dated October 13, 1993 and expiring on June 25, 1998 (the "June Warrants"), and (v) upon exercise of the Warrants to purchase an aggregate of 28,937 shares of Common Stock dated October 13, 1993 and expiring October 18, 1998 (the "October Warrants") (collectively, the November Warrants, June Warrants and October Warrants being referred to herein as the "Warrants").

              1.2 Not later than fifteen (15) days prior to a proposed offering of Capital Stock for cash, the Company or Subsidiary shall simultaneously give to each Investor who then holds of record any common stock and to Coleman, if he then holds of record any common stock (such Investors and Coleman referred to collectively as the "Offerees") a notice specifying the number of shares and the class or series of Capital Stock to be offered and the price and terms on which it proposes to offer such shares ("Offer"). Within ten
(10) days after the Offer is given, any Offeree may elect (by giving written notice to the Company) to purchase, at the price and on the terms specified in the Offer, the number of such shares which equals the proportion that the number of shares of Common Stock Equivalents (as defined in Section 1.4, below) held by such Offeree bears to the total number of shares of Common Stock Equivalents held by all Offerees (a "Pro Rata Interest"). If any Offeree does not elect to purchase its full Pro Rata Interest, each remaining Offeree who has elected to purchase its full Pro Rata Interest may elect (by giving written notice to the Company within five (5) days after the expiration of such 10-day period) to purchase all or any portion of such unsubscribed shares (provided that if such remaining Offerees elect to purchase more than the number of such unsubscribed shares, such unsubscribed shares shall be allocated among such electing remaining Offerees in accordance with the Pro Rata Interests of such remaining electing Offerees, or in any other proportion as the electing remaining Offerees may agree upon). For purposes of determining the number of shares of common stock held by Coleman in determining his purchase rights as an Offeree under this Section 1.2, Coleman shall be deemed to hold all shares of Common Stock then owned of record by Coleman, James W. Coleman, or any relative of either of them by blood or marriage to the third degree.

              1.3 If all of the shares of Capital Stock referred to in the Offer given under this Section 1.3 are not elected to be purchased by the Offerees in accordance with this Section 1, the Company may, during the 60-day period after the Offer is given, sell the remaining unsubscribed shares to any other person(s) at a price not less than, and on terms no more favorable to such other person(s), or less favorable to the Company than, those specified in the Offer.

              1.4 "Common Stock Equivalents" as used in this Agreement shall mean common stock of the Company (i) held by the Investors and Coleman on the date hereof, (ii) issued or issuable to certain of the Investors upon exercise of the Warrants, (iii) issued or issuable to Coleman or to any Investor upon exercise of an option to purchase the Company's Common Stock outstanding on the date hereof or granted to Coleman or such Investor hereafter by the Board of Directors ("Options"), or (iv) issued or issuable to the Investors as Exchanged Securities or upon conversion of any Exchanged Securities (as that term is defined in Section 1.6, below).

              1.5 Notwithstanding the foregoing, if the proposed issuance of Capital Stock is coupled with the proposed issuance of any notes, debentures or other instruments of the Company, an Investor or Coleman, as the case may be, may exercise the right to purchase Capital Stock granted by this Section 1.5 only if, and to the extent, it or he purchases a comparable portion of such note, debenture or other instrument offered with the Capital Stock.

              1.6 Notwithstanding the foregoing, if the Company issues any shares of Capital Stock to those Investors holding Series A Preferred Stock, in exchange for or conversion of the outstanding Series A Preferred Stock held by them, and such Capital Stock so issued is Common Stock or is directly or indirectly convertible into shares of the Company's Common Stock ("Exchanged Securities"), Coleman and the Investors shall have the rights provided for in this Section 1 to purchase shares of such Exchanged Securities so that Coleman's or any such Investor's Pro Rata Interest immediately after the issuance of Exchanged Securities will equal Coleman's and any such Investor's respective Pro Rata Interest immediately prior to the issuance of the Exchanged Securities.
The purchase price for the shares of Exchanged Securities shall equal the exchange or conversion rate into which the Series A Preferred Stock is ultimately convertible into shares of the Company's Common Stock, or if such Exchanged Securities are shares of Common Stock, the exchange or conversion rate of the Series A Preferred Stock into Common Stock. As way of example, if the Investors exchanged the 3,340,826 outstanding shares of Series A Preferred Stock for 845,779 shares of Series B Convertible Preferred Stock (and such Series B Preferred Stock is convertible into Common Stock on a one-to-one basis), an Investor whose Pro Rata Interest prior to the exchange was 10% and whose Pro Rata Interest would be diluted by the issuance of the convertible Series B Preferred would be permitted to purchase that number of shares of Series B Convertible Preferred Stock at $3.95 per share (the exchange rate of the Series A Preferred into Series B Preferred, without further adjustment for the 1:1 conversion into Common Stock) so as to maintain his Pro Rata Interest of 10%.

         2.   REGISTRATION RIGHTS.

              2.1  DEFINITIONS.  For purposes of this Section 2:

              2.1.1 The terms "register," "registration," and "registered" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act and the declaration or ordering of effectiveness of such registration statement or document;

              2.1.2 The term Registrable Securities means (i) the shares of Common Stock held by each Investor and by Coleman on the date of this Agreement;
(ii) Common Stock issued or issuable upon exercise of the Warrants, and (iii) any common stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, option, right, or other security which is issued as) a dividend or other distribution with respect to, in exchange for, or in replacement of such Common Stock; provided however, that the Company shall only be required to register shares of Common Stock; provided further that for purposes of determining the number of shares of Common Stock held by Coleman under this Section 2.1.2, Coleman shall be deemed to hold all shares of Common Stock then owned of record by Coleman, James W. Coleman, or any relative of either of them by blood or marriage to the third degree;

              2.1.3 The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable convertible securities, including Warrants or Options, which upon issuance would be, Registrable Securities;

              2.1.4 The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.12 of this Agreement; and

              2.1.5 The term Form S-3 means such form under the Securities and Exchange Act of 1933 (the "1933 Act") as in effect on the date hereof or any successor registration form to Form S-3 under the 1933 Act subsequently adopted by the Securities and Exchange Commission ("SEC").

              2.2  REQUEST FOR REGISTRATION.

              2.2.1 If the Company receives, at any time after the earlier of (i) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company or (ii) two (2) years from March 24, 1989, a written request from the Holders of at least fifty-one percent (51%) of the Registrable Securities then outstanding and entitled to registration rights under this Section 2.2 that the Company file a registration statement under the 1933 Act covering the registration of at least ten percent (10%) of the Registrable Securities then outstanding, then the Company shall, within five (5) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 2.2.2 of this Agreement, use its diligent best efforts to effect as soon as possible, the registration under the 1933 Act of all Registrable Securities which the Holders request to be registered within thirty (30) days of the mailing of such notice by the Company.

              2.2.2 If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 of this Agreement and the Company shall include such information in the written notice referred to in subsection 2.2.1. In such event, the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 2.4.5) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters shall be reasonably satisfactory to the Company. Notwithstanding any other provision of this Section 2.2 if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder.

              2.2.3 The Company is obligated to effect only two such registrations pursuant to this Section 2.2 (which must be at least six (6) months apart), provided, however, for the purpose of calculating the number of registrations pursuant to this Section 2.2, only registrations that have been declared effective shall be counted.

              2.2.4 Notwithstanding the foregoing, (i) the Company shall not be obligated to file a registration statement pursuant to this Section 2.2 during the period starting with the date sixty (60) days prior to the Company's good faith estimated date of filing of, and ending on the date ninety (90) days (one hundred eighty (180) days in the case of the Company's initial public offering) following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of the Company, provided the Company is at all times during such period diligently pursuing such registration and (ii) if the Company furnishes to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the president of the Company stating that, in the good faith judgment of the board of directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than one hundred twenty

(120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not exercise this right more than once in any 12-month period.

              2.2.5 Notwithstanding the foregoing, if the registration requested hereunder is the Company's initial registration for a public offering of its securities, the Company will be obligated to effect the registration only if the registration would result, in the judgment of the Initiating Holders, in aggregate gross proceeds to the selling Holders equal to or in excess of $6,000,000 and if, immediately prior to such closing date, the aggregate market value of all outstanding shares of the common stock (including Common Stock Equivalents) (determined by the 30-day average of the daily bid and asked prices for publicly traded shares of Common Stock over a period ending on the public offering closing date or, if such shares are not publicly traded, determined by multiplying the number of Common Stock Equivalents by the offering price) equals or exceeds $12,000,000, and the registration is to be effected by means of a firm commitment underwriting managed by an investment banking firm of national reputation or a major regional investment banking firm.

              2.2.6 At any time after the Company has effected two registrations pursuant to this Section 2.2, the demand registration rights in this Section shall be available to Coleman, James W. Coleman, or any of their relatives (by blood or marriage to the third degree) (the "Coleman Family Shareholders"), provided that the Company shall be obligated to file no more than one registration statement pursuant to the exercise of such rights.

              2.3 COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the 1933 Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder and to Coleman written notice of such registration. Upon the written request of any Holder (and, with the consent of the Holders, any Coleman Family Shareholder) given within fifteen (15) days after mailing of such notice by the Company in accordance with Section 3.4 of this Agreement, the Company shall, subject to the provisions of Section 2.7 of this Agreement, use its best efforts to cause to be registered under the 1933 Act all of the Registrable Securities that each such Holder (and, if applicable, any such Coleman Family Shareholder) has requested to be registered.

              2.4 OBLIGATIONS OF THE COMPANY. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

              2.4.1 Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to nine months.

              2.4.2 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

              2.4.3 Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they reasonably request to facilitate the disposition of Registrable Securities owned by them.

              2.4.4 Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of the states or jurisdictions reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general-consent to service of process in any such states or jurisdictions.

              2.4.5 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

              2.4.6 Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

              2.4.7 Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

              2.4.8 Use its best efforts to list the Registrable Securities being registered on any national securities exchange on which a class of the Company's equity securities are listed or qualify the Registrable Securities being registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. if the Company does not have a class of equity securities listed on a national securities exchange.

              2.5 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 of this Agreement that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, the intended method of disposition of such securities, and such other information as shall be required to effect the registration of their Registrable Securities.

              2.6 EXPENSES OF REGISTRATION. All expenses other than underwriting discounts and commissions relating to Registrable Securities incurred in connection with the registrations, filings, or qualifications pursuant to Sections 2.2 and 2.3, including (without limitation) all registration, filing, and qualification fees, printing and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders, shall be borne by the Company; provided, however, if the selling Holders use the services of accountants other than the Company's regular firm of certified public accountants, the selling Holders shall pay the accounting fees of such other accountants. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceedings begun pursuant to this
Section 2 if the registration request is subsequently withdrawn at any time at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to this Section 2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request, or the Holders request to withdraw is based upon an adverse change in market conditions, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to this Section 2.

              2.7 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 2.3 of this Agreement to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (Includable Securities) (the securities so included to be apportioned as follows: (i) if all the Registrable Securities requested by Holders to be included in the offering exceeds the amount of Includable Securities, then an amount of Registrable Securities equal to the amount of Includable Securities shall be included and such amount shall be apportioned pro rata among the Holders according to the total amount of Registrable Securities which each Holder requested to be included therein or to such other proportions as shall mutually be agreed to by such Holders; or (ii) if all the Registrable Securities requested by Holders to be included in the offering does not exceed the amount of Includable Securities, then all Registrable Securities requested to be included shall be included and the balance of the Includable Securities shall be apportioned among the other selling shareholders entitled to include securities in such proportions as shall mutually be agreed to by such selling shareholders); but in no event shall the amount of securities of the selling Holders included in the offering be reduced below thirty-three and one-third percent (33-1/3%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case the selling Holders may be excluded if the underwriters believe that to include the selling Holders would jeopardize the success of the offering.

              2.8 DELAY OF REGISTRATION. So long as the Company has given any notice required by this Agreement, no Holder shall have any right to take any action to restrain or otherwise delay any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement; but nothing in this Section 2.8 of this Agreement shall be construed as limiting a Holder's right to damages for breach of this Agreement.

              2.9 INDEMNIFICATION. If any Registrable Securities are included in a registration statement under this Agreement:

              2.9.1 Except as otherwise provided below, the Company will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the 1933 Act) for such Holder, and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions, or violations (collectively a Violation): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any applicable state securities law, or any rule or regulation promulgated under the 1933 Act, the 1934 Act, or any applicable state securities law. The Company will reimburse each such Holder, officer or director, underwriter, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.9.1 of this Agreement shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld). The Company shall not be liable under this subsection
2.9.1 for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of any such Holder, underwriter, or controlling person.

              2.9.2 Each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, each agent and any underwriter for the Company, and any other person selling securities in such registration statement or any of its directors or officers or any individual or entity which controls such person or underwriter, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, controlling person, agent, or underwriter or controlling person, or other such person or director, officer, or controlling person may become subject, under the 1933 Act, the 1934 Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent, underwriter, or controlling person, other person, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.9.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further that the maximum liability of any selling Holder under this subsection 2.9.2 in regard to any registration statement shall in no event exceed the amount of the proceeds received by such selling Holder from the sale of securities under such registration statement.

              2.9.3 Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, reasonably satisfactory to the Company, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

              2.9.4 The obligations of the Company and each Holder under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement and otherwise.

              2.10 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

              2.10.1 make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

              2.10.2 take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to use Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable (but not later than ninety (90) days) after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective and its securities are sold to the public;

              2.10.3 file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and


              2.10.4 furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the information requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company) and the reporting requirements of the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

              2.11 FORM S-3 REGISTRATION. If the Company receives a written request from the Holders of at least ten percent (10%) of the Registrable Securities then outstanding and entitled to registration rights under this
Section 2.11 of this Agreement that the Company file a registration statement on Form S-3, if available, and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holders, the Company will:

              2.11.1 promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

              2.11.2 as soon as practicable, file such registration statement and use its best efforts to effect such registration, qualification, or compliance as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification, or compliance pursuant to this Section 2.11 of this Agreement if; (i) Form S-3 is not available for such offering by the Holders; (ii) the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities or any such other securities (if any) at an aggregate price to the public of less than $200,000; or (iii) the Company shall furnish to the Holders a certificate signed by the president of the Company stating that in the good faith judgment of the board of directors of the Company it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 Registration for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 2.11; provided, however, that the Company shall not utilize this right more than once in any 12-month period.

              2.11.3 Subject to the foregoing, the Company shall file a Form S-3 covering the Registrable Securities and other securities requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses other than underwriting discounts and commissions incurred in connection with a registration requested pursuant to this Section 2.11, including (without limitation) all registration, filing, qualification, printing and accounting fees, and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, shall be borne by the Company. Registrations effected pursuant to this Section 2.11 shall not be counted as demands for registration or registrations effected pursuant to
Section 2.2 of this Agreement.

              2.12 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of such securities provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act.

              2.13 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of fifty-one percent (51%) of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company granting any registration rights to such holder or prospective holder.

              2.14 MARKET STAND-OFF AGREEMENT. Each Holder agrees that it shall not, to the extent requested by the Company and an underwriter of Common Stock or other securities of the Company, sell or otherwise transfer or dispose (other than to donees who agree to be similarly bound) any Registrable Securities during such period following the effective date of a registration statement of the Company filed under the 1933 Act as requested by the underwriter; provided, however, that:

              2.14.1 such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock to be sold on its behalf to the public in an underwritten offering;

              2.14.2 all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements; and

              2.14.3    such period shall not exceed four (4) months.

              3.   MISCELLANEOUS.

                   3.1 AMENDMENTS AND WAIVERS. Investors holding at least sixty percent (60%) of the aggregate Common Stock Equivalents then held by all Investors and, with respect to modification of those provisions hereof specifically applicable to Coleman or the Coleman Family Shareholders, the Coleman Family Shareholders holding at least fifty-one percent (51%) of the common stock held by all Coleman Family Shareholders, from time to time may, with the consent of the Company, amend this Agreement or waive any of its restrictions or provisions. Any amendment or waiver effected in accordance with this Section 3.1 shall be binding upon each Investor, each future holder of any Common Stock, and the Company. Nothing herein contained shall preclude an individual Investor from agreeing with the Company to waive any provision of this Agreement, provided it relates only to such Investor.

              3.2 SURVIVAL OF WARRANTIES. All covenants, representations, and warranties made herein shall survive the execution and delivery hereof.

              3.3 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of any Holder in the exercise of any power, right, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, or privilege preclude other or further exercises thereof or of any other right, power, or privilege hereunder. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

              3.4 NOTICES. Any notice herein required or permitted to be given shall be in writing and may be personally served or sent by United States mail and shall be deemed to have been given when personally delivered to an officer of the Company or on the third business day after deposit in the United States mail, registered or certified, return receipt requested, with postage prepaid and properly addressed. For the purposes hereof, the addresses of the Company and Coleman (the address of Coleman shall be deemed the address of all of the Coleman Family Shareholders), (until notice of a change thereof served as provided in this Section 3.4) shall be as follows:

              Coleman Natural Holdings Corp.
              P.O. Box 17045
              Denver, CO 80217
              Attn:  President

              Melvin Coleman
              314 Diamond Circle
              Louisville, CO 80027

         The addresses of the Investors (until notice of a change thereof served as provided in this Section 3.4) shall be as stated in Schedule 1.

              3.5 ASSIGNABILITY. This Agreement shall be binding upon the Company, its successors, and assigns, and shall inure to the benefit of each Investor's successors and assigns.

              3.6 LAW GOVERNING. This Agreement shall be construed in accordance with and governed by the laws of Colorado.

              3.7 COUNTERPARTS. This Agreement may be signed by each party hereto upon a separate copy, in which event all of such copies shall constitute a single counterpart of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

              3.8 DESCRIPTIVE HEADINGS. The descriptive headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision hereof.

                                                        Registration Agreement
                                                                Signature Page
        DATED AND EFFECTIVE as of the date first above written.


                     COLEMAN NATURAL MEATS, INC.


                     By:  /s/  Richard P. Dutkiewicz
                        ---------------------------------
                        Richard P. Dutkiewicz, Vice President-Finance


                       /s/  Lee N. Arst
                     ---------------------------------
                     LEE N. ARST


                       /s/  John Van Orman
                     ---------------------------------
                     JOHN VAN ORMAN


                       /s/  Melvin Coleman, Sr.
                     ---------------------------------
                     MELVIN COLEMAN, SR.



                     ---------------------------------
                     MACK H. GRAVES


                     ALLIANCE BUSINESS INVESTMENT COMPANY

                     By:  /s/  Barry M. Davis
                        ---------------------------------
                        Barry Davis


                     DAVIS VENTURE PARTNERS COMPANY


                     By:  /s/  Barry M. Davis
                        ---------------------------------
                        Barry Davis

                     INTERVEN VENTURES 1987, a California limited partnership

                     By:  ACORN ONE TRUST, Its General Partner


                     By:  /s/  Wayne B. Kingsley
                        ---------------------------------
                        Wayne Kingsley, Trustee


                     INTERVEN II, L.P.

                     By:  INTERVEN II PARTNERS, L.P.,   Its General Partner


                     By:  /s/  Wayne B. Kingsley
                        ---------------------------------
                        Wayne Kingsley, General Partner


                       /s/  Ted V. Bell
                     ------------------------------------
                     TED V. BELL



                     BOETTCHER VENTURE CAPITAL     PARTNERS, L.P.

                     By: Kemper Securities Group, Inc., Its Managing
                         General Partner


                     By:  /s/  Foye F. Black, Jr.
                        ---------------------------------
                         Foye F. Black, Jr., under power of attorney from Kemper Securities Group, Inc. (successor by merger to Boettcher & Co. Inc.)

                                      SCHEDULE 1

                                Schedule of Investors


    Interven II, L.P.
    227 SW Pine Street
    Suite 200
    Portland, OR 97204
    Attn:  Wayne Kingsley

    InterVen Ventures 1987
    227 SW Pine Street
    Suite 200
    Portland, OR 97204
    Attn:  Wayne Kingsley

    Ted V. Bell
    Bell Farms, Inc.
    3213 Waconda Road
    Gervais, OR  97026

    Davis Venture Partners
    One Williams Center
    Suite 2000
    Tulsa, OK 74172
    Attn:  Barry Davis

    Alliance Business Investment Company
    One Williams Center
    Suite 2000
    Tulsa, OK 74172
    Attn:  Barry Davis

    Boettcher Venture
    Capital Partners, L.P.
    828 Seventeenth Street
    Denver, Colorado  80201
    Attn:  William G. Nash

    Mack H. Graves
    17576 East Kettle Place
    Aurora, CO  80016

    John Van Orman
    5140 Race Court
    Denver, CO  80216

    Lee N. Arst
    5140 Race Court
    Denver, CO  80216

                                      -2-